3/17/21

Exhibit 99.1

Press Release

Acutus Medical Reports Fourth Quarter and Full Year 2020 Financial Results

Carlsbad, Calif. – March 18, 2021 – Acutus Medical, Inc. (“Acutus”) (Nasdaq: AFIB), an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated, today reported results for the fourth quarter and full year ended December 31, 2020.

Recent Highlights:

•	Reported revenue of $2.6 million in the fourth quarter of 2020, compared to $0.7 million in the same quarter last year.
•	Reported revenue of $8.5 million for the full year of 2020, compared to $2.8 million for the full year of 2019.
•

Increased worldwide installed base of second generation AcQMap consoles to 51 as of December 31, 2020, up from 37 at the end of the prior quarter – bringing the total installed base of AcQMap consoles to 58 as of December 31, 2020.

•	Appointed David Roman as Chief Financial Officer and Duane Wilder as Chief Commercial Officer.
•	Expanded Board of Directors to include Daniella Cramp and John Sheridan.

Vince Burgess, President and CEO of Acutus, said, “In the fourth quarter we made important progress on a number of fronts. Our US commercial team continued to expand our installed base of consoles, our EU direct organization grew their sales and clinical support teams in advance of the launch of our first therapy system, and our global partnership with Biotronik gained considerable momentum. Internally, our development and operations teams gained key approvals and made important progress on product improvements and line expansion, both critical elements of our plan to offer a complete suite of the most innovative products in the field of electrophysiology. Like most of our peers, we did face renewed COVID-19 related headwinds in the fourth quarter and into the first quarter of 2021, although we are starting to see hospital access improve and a pick-up in procedures.”

Mr. Burgess further highlighted, “I’m most excited about the results of our limited release of the AcQBlate Force Sensing Ablation System in Europe. In just the first nine weeks since introduction, we and our partner Biotronik have had successful ablation cases in ten centers across five countries with over 15 physicians in the UK and EU. These results have confirmed the quality and performance of our ablation system. It also reaffirms our view that adding ablation to our product bag streamlines procedures and facilitates a different level of engagement with our customers. We believe this will drive increased market share across multiple product lines and further reinforces our value proposition.”

Fourth Quarter 2020 Financial Results

Revenue was $2.6 million for the fourth quarter of 2020, compared to $0.7 million in the fourth quarter last year. The improvement over the same quarter last year was driven by increased direct sales of Acutus disposables, sales of our AcQMap consoles, and distributor sales through our partner, Biotronik.

Gross margin was negative 90% for the fourth quarter of 2020, compared with negative 254% in the same quarter last year. The improvement was driven by greater production volumes and efficiencies in labor and manufacturing overhead absorption when compared to the same period last year. We continue to make significant investments in our manufacturing infrastructure to support our aggressive launch expectations and to position us to scale in-house production as our business grows. As production volumes increase over time, and we recognize the benefits of console sales and conversions, we expect to see continued improvements to our gross margin profile.

Operating expenses were $25.7 million for the fourth quarter of 2020, compared with $16.0 million in the same quarter last year. The increase was driven by the expansion of our commercial team in conjunction with our full commercial launch, increased fair value of the contingent consideration related to our acquisition of Rhythm Xience, and increased general and administrative costs incurred associated with our initial public offering and becoming a public company.

Net loss on a GAAP basis was $29.4 million for the fourth quarter of 2020 and net loss per share was $1.05 on a weighted average basic and diluted outstanding share count of 27.9 million, compared to $19.9 million and a net loss per share of $28.98 on a weighted average basic and diluted outstanding share count of 0.7 million in the same period of the prior year. Excluding income tax expense, amortization of acquired intangibles, acquisition related costs, non-cash stock-based compensation expense, remeasurement of our warrant liability, and changes in the fair value of contingent consideration, our non-GAAP net loss for the fourth quarter of 2020 was

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$24.9 million, or $0.89 per share, compared to $17.9 million, or $1.06 per share, after giving effect to the pro forma conversion of our convertible preferred stock for the fourth quarter of 2019.

Cash, cash equivalents, marketable securities and restricted cash were $139.9 million as of December 31, 2020, which includes the $166.3 million in net proceeds from our IPO, which closed on August 10, 2020.

Full Year 2020 Financial Results

Revenue was $8.5 million for the full year of 2020, compared to $2.8 million in the prior year. The increase was driven by increased direct sales of Acutus disposables, sales of our AcQMap consoles, and distributor sales through our partner, Biotronik. Gross margin was negative 88% for the full year of 2020, compared with negative 226% in the prior year. This improvement was attributable to increased revenue and higher production volumes.

Operating expenses were $83.9 million for the full year of 2020, compared with $66.2 million in the prior year. The increase was driven primarily by general and administrative expenses related to growth in our commercial team in conjunction with our full commercial launch, costs related to being a public company, and various research and development projects offset by our prior year research and development license expense related to the Biotronik asset acquisition.

Net loss on a GAAP basis was $102.0 million for the full year of 2020 and net loss per share was $8.94 on a weighted average basic and diluted outstanding share count of 11.4 million, compared to $97.0 million and a net loss per share of $144.41 on a weighted average basic and diluted outstanding share count of 0.7 million in the prior year. Excluding income tax expense, amortization of acquired intangibles, acquisition related costs, non-cash stock-based compensation expense, remeasurement of our warrant liability, and changes in the fair value of contingent consideration, our non-GAAP net loss for the full year of 2020 was $83.7 million, or $3.91 per share, compared to $76.2 million, or $5.77 per share, after giving effect to the pro forma conversion of our convertible preferred stock for the fourth quarter of 2019.

Outlook and COVID-19

COVID-19 continues to create a high degree of uncertainty as well as pressure on the Company’s end-markets, business and operating results. This dynamic is reflected in our fourth quarter financial results, and management anticipates continued headwinds in 2021, particularly in the first half of the year. For the full year 2021, management expects revenue to range between $22.0 million and $30.0 million. With respect to the first quarter of 2021, management expects revenue to range between $2.6 million and $3.0 million.

Non-GAAP Financial Measures

This press release includes references to non-GAAP net loss and non-GAAP net loss per share, which are non-GAAP financial measures, to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. We believe these non-GAAP financial measures are important indicators of our operating performance because they exclude items that are primarily non-cash accounting line items unrelated to, and may not be indicative of, our core operating results. These non-GAAP financial measures, as we calculate them, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. Non-GAAP net loss is defined as net loss before income taxes, adjusted for stock-based compensation, amortization of acquisition-related intangibles, acquisition related costs, discontinued operations, asset impairments, non-operating items, restructuring charges, stock repurchases, and other adjustments. To the extent we utilize such non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period. A reconciliation of the most directly comparable GAAP financial measure to the non-GAAP financial measure has been provided under the heading “Reconciliation of GAAP Results to Non-GAAP Results” in the financial statement tables attached to this press release.

Webcast and Conference Call Information

Acutus will host a conference call to discuss the fourth quarter and full year 2020 financial results after market close on Thursday, March 18, 2021 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. The conference call can be accessed live over the phone (833) 570-1131 for U.S. callers or (914) 987-7078 for international callers, using conference ID: 1667255. The live webinar can be accessed at https://ir.acutusmedical.com.

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About Acutus Medical, Inc.

Acutus is an arrhythmia management company focused on improving the way cardiac arrhythmias are diagnosed and treated. Acutus is committed to advancing the field of electrophysiology with a unique array of products and technologies which will enable more physicians to treat more patients more efficiently and effectively. Through internal product development, acquisitions and global partnerships, Acutus has established a global sales presence delivering a broad portfolio of highly differentiated electrophysiology products that provide its customers with a complete solution for catheter-based treatment of cardiac arrhythmias. Founded in 2011, Acutus is based in Carlsbad, California.

Caution Regarding Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, our ability to continue to manage expenses and cash burn rate at sustainable levels, continued acceptance of our products in the marketplace, the effect of global economic conditions on the ability and willingness of customers to purchase our systems and the timing of such purchases, competitive factors, changes resulting from healthcare policy in the United States, including changes in government reimbursement of procedures, dependence upon third-party vendors and distributors, timing of regulatory approvals, the impact of the coronavirus (COVID-19) pandemic and our response to it, and other risks discussed in our periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, we undertake no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

Caroline Corner

Westwicke ICR

D: 415-314-1725

Caroline.corner@westwicke.com

Holly Windler

M: 619-929-1275

media@acutusmedical.com

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Acutus Medical, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31,
(in thousands, except per share amounts)	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$25,234	$9,452
Marketable securities, short-term	105,839	62,351
Restricted cash	150	150
Accounts receivable	2,160	263
Inventory	12,958	8,424
Prepaid expenses and other current assets	5,047	1,816
Total current assets	151,388	82,456

Marketable securities, long-term	8,726	—
Property and equipment, net	12,356	4,427
Right-of-use asset, net	1,669	2,341
Intangible assets, net	5,653	4,110
Goodwill	12,026	12,026
Other assets	717	95
Total assets	$192,535	$105,455

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$8,266	$3,882
Accrued liabilities	7,308	10,076
Contingent consideration, short-term	5,400	8,200
Operating lease liabilities, short-term	933	833
Common and preferred stock warrant liability	—	8,919
Total current liabilities	21,907	31,910

Operating lease liabilities, long-term	1,134	2,054
Long-term debt	39,011	38,244
Contingent consideration, long-term	3,900	5,700
Total liabilities	65,952	77,908

Series A convertible preferred stock	—	3,059
Series B convertible preferred stock	—	40,685
Series C convertible preferred stock	—	74,575
Series D convertible preferred stock	—	135,039

Stockholders' equity (deficit)
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	28	1
Additional paid-in capital	487,290	33,252
Accumulated deficit	(361,015)	(259,034)
Accumulated other comprehensive income (loss)	280	(30)
Total stockholders' equity (deficit)	126,583	(225,811)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)	$192,535	$105,455

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Acutus Medical, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share amounts)	2020	2019	2020	2019
Revenue	$2,574	$669	$8,464	$2,836

Costs and operating expenses:
Cost of products sold	4,891	2,365	15,889	9,243
Research and development	8,962	7,540	33,454	23,029
Research and development - license acquired	-	-	-	15,000
Selling, general and administrative	15,164	7,849	50,357	26,847
Impairment of property and equipment	-	786	-	786
Change in fair value of contingent consideration	1,563	(200)	97	500
Total costs and operating expenses	30,580	18,340	99,797	75,405
Loss from operations	(28,006)	(17,671)	(91,333)	(72,569)

Other income (expense):
Change in fair value of warrant liability and embedded derivative	-	(1,311)	(5,555)	(1,919)
Loss on debt extinguishment	-	-	-	(1,447)
Interest income	43	431	436	1,164
Interest expense	(1,416)	(1,363)	(5,506)	(22,268)
Total other expense, net	(1,373)	(2,243)	(10,625)	(24,470)
Loss before income taxes	(29,379)	(19,914)	(101,958)	(97,039)
Income tax expense	23	-	23	-
Net loss	(29,402)	(19,914)	(101,981)	(97,039)

Other comprehensive income (loss)
Unrealized (loss) gain on marketable securities	(3)	(1)	(53)	46
Foreign currency translation adjustment	216	(39)	363	(96)
Comprehensive loss	$(29,189)	$(19,954)	$(101,671)	$(97,089)

Net loss per common share, basic and diluted	$(1.05)	$(28.98)	$(8.94)	$(144.41)
Weighted average shares outstanding, basic and diluted	27,897,224	687,176	11,407,542	671,953

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Acutus Medical, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
(in thousands)	2020	2019
Cash flows from operating activities
Net loss	$(101,981)	$(97,039)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,763	2,280
Amortization of intangible assets	457	250
Stock-based compensation expense	12,103	2,994
Amortization of premiums/(accretion of discounts) on marketable securities, net	484	(153)
Amortization of debt issuance costs	767	17,579
Amortization of right-of-use assets	684	637
Research and development - license acquired	—	15,000
Impairment of property and equipment	—	786
Loss on debt extinguishment	—	1,447
Change in fair value of warrant liability and embedded derivative	5,555	1,919
Change in fair value of contingent consideration	97	500
Changes in operating assets and liabilities, net of effect from business combination:
Accounts receivable	(1,897)	(96)
Inventory	(3,891)	(5,421)
Prepaid expenses and other current assets	(3,383)	(928)
Other assets	(622)	(8)
Accounts payable	2,283	2,111
Accrued liabilities	2,232	2,901
Operating lease liabilities	(820)	(745)
Net cash used in operating activities	(85,169)	(55,986)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(114,694)	(68,735)
Sales of available-for-sale marketable securities	17,095	—
Maturities of available-for-sale marketable securities	45,000	14,700
Purchases of property and equipment	(11,225)	(3,395)
Purchase of research and development license	—	(10,000)
Cash paid, net of cash acquired for the Rhythm Xience Acquisition	—	(3,000)
Net cash used in investing activities	(63,824)	(70,430)

Cash flows from financing activities
Proceeds from issuance of debt and warrants	—	77,000
Repayment of debt	—	(15,000)
Payment of issuance and extinguishment costs related to debt	—	(2,332)
Payment of contingent consideration	(2,500)	—
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	66,563
Proceeds from warrants exercises	13	—
Proceeds from issuance of common stock upon IPO, net of issuance costs	166,286	—
Proceeds from stock options exercises	634	108
Net cash provided by financing activities	164,433	126,339
Effect of exchange rate changes on cash, cash equivalents and restricted cash	342	(96)
Net change in cash, cash equivalents and restricted cash	15,782	(173)
Cash, cash equivalents and restricted cash, at the beginning of the period	9,602	9,775
Cash, cash equivalents and restricted cash, at the end of the period	$25,384	$9,602

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Acutus Medical, Inc.

Reconciliation of GAAP Results to Non-GAAP Results

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share and per share amounts)	2020	2019	2020	2019
GAAP net loss	$(29,402)	$(19,914)	$(101,981)	$(97,039)
Income tax expense	23	-	23	-
Amortization of acquired intangibles	127	125	457	250
Acquisition related costs	-	(4)	-	15,221
Stock-based compensation	2,831	820	12,103	2,994
Change in fair value of continent consideration	1,563	(200)	97	500
Change in fair value of warrant liability and embedded derivative	-	1,311	5,555	1,919
Non-GAAP net loss	$(24,858)	$(17,862)	$(83,746)	$(76,155)
Denominator
Weighted average shares of common stock outstanding used in GAAP per share calculations	27,897,224	687,176	11,407,542	671,953
Adjustments to reflect the assumed conversion of convertible preferred stock (1)	-	16,179,872	10,011,750	12,522,622
Shares used in non-GAAP per share calculations	27,897,224	16,867,048	21,419,293	13,194,575
GAAP net loss per share	$(1.05)	$(28.98)	$(8.94)	$(144.41)
Non-GAAP net loss per share	$(0.89)	$(1.06)	$(3.91)	$(5.77)

(1)

Assumes the conversion of outstanding shares of convertible preferred stock into shares of common stock as if such conversion had occurred at the beginning of the period or their issuance dates, if later.

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Acutus Medical, Inc.

Key Business Metrics

(Unaudited)

Installed Base

Our total installed base as of December 31, 2020 and 2019 is set forth in the table below:

	As of December 31,
	2020	2019
Acutus Direct
US	37	10
Europe	14	17
Total Acutus Direct	51	27
Biotronik	7	—
Total installed base	58	27

Our net increase in installed base for the years ended December 31, 2020 and 2019, exclusive of transfers between Acutus and Biotronik, is set forth in the table below:

	Year Ended December 31,
	2020	2019
Acutus Direct
US	27	5
Europe	2	1
Total Acutus Direct	29	6
Net systems to Biotronik	2	—
Total net system placements	31	6

Revenue

The following tables sets forth our revenue for disposable, systems and service/other for the years ended December 31, 2020 and 2019:

	Year Ended December 31,
	2020	2019
Acutus Direct
Disposables	$5,221	$2,764
Systems	1,660	—
Service/Other	91	19
Total Acutus direct revenue	6,972	2,783
Distribution agreements	1,492	53
Total revenue	$8,464	$2,836

	Year Ended December 31,
	2020	2019
Acutus Direct
United States	$4,625	$738
Europe	2,347	2,045
Total Acutus direct revenue	6,972	2,783
Distribution Agreements
United States	229	—
Europe	1,263	53
Total revenue through distribution	1,492	53
Total revenue	$8,464	$2,836